UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016 (March 2, 2016)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2016, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Luminex Corporation, a Delaware corporation (the “Company"), expanded the size of the Board from nine to ten directors and, to fill the vacancy created thereby, elected Dr. Stephen Eck to the Board as a Class II director, effective March 7, 2016. Dr. Eck’s term will expire, along with the terms of the other Class II directors, at the Company’s annual meeting of stockholders expected to be held in May 2017. Dr. Eck has been appointed to the Strategy and Development Committee of the Board, effective March 7, 2016. There are no arrangements or understandings between Dr. Eck and any other persons pursuant to which he was selected as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Dr. Eck qualifies as an independent director within the meaning of the listing standards of The NASDAQ Global Select Market. Additionally, there are no transactions involving the Company and Dr. Eck that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Dr. Eck, age 61, is the Vice President, Oncology Medical Sciences of Astellas Pharma Global Development, a global pharmaceutical company. He has been in that role since 2011. Prior to joining Astellas Pharma Global Development, Dr. Eck was the Vice President, Translation Medicine & Pharmacogenomics at Eli Lilly, a global pharmaceutical company, from 2007-2011. Dr. Eck holds a B.S. in Chemistry from Kalamazoo College, a Ph.D. in Chemistry from Harvard University and an M.D. from the University of Mississippi.
Pursuant to the Company’s director compensation policy as currently in effect, Dr. Eck will receive an annual cash retainer of $50,000, which will be prorated for the current year, as well as a restricted stock award with a grant date fair market value equal to $97,000. The restricted stock award will be made on the date of the 2016 annual meeting of stockholders to be held on or about May 19, 2016 and will vest on the date that is the earlier of (i) one year following the grant date or (ii) the annual meeting of stockholders for the 2017 fiscal year in the event Dr. Eck is not re-elected to serve as a director of the Company at such annual meeting. The Company and Dr. Eck also entered into the Company’s standard director and officer indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance